Exhibit 10.1
SUNTRUST EQUIPMENT FINANCE & LEASING CORP.

EQUIPMENT LEASE AGREEMENT NO. 07073
     THIS EQUIPMENT LEASE AGREEMENT (this “Lease”) is made as of                           , 2008, by and between SUNTRUST EQUIPMENT FINANCE & LEASING CORP., its present and future affiliates and their successors and assigns (“Lessor”) and POWERSECURE, INC., its successors and permitted assigns (“Lessee”).
     Lessee desires to lease from Lessor the equipment and other property (the “Equipment”) described in each Equipment Schedule executed pursuant to this Lease (each, a “Schedule”) incorporating by reference the terms and conditions of this Lease (the term “Lease” shall also include any Riders or Amendments to this Lease entered into with respect to either the Lease or any Schedule). Certain definitions and construction of certain terms used in this Lease are provided in Section 19.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Lease agree as follows:
1. AGREEMENT TO LEASE; TERM. This Lease is effective as of the date specified above. By entering into a Schedule, Lessor leases the Equipment described therein to Lessee, and Lessee leases such Equipment from Lessor, in each case, subject to the terms and conditions in this Lease and such Schedule and all of the other documents and agreements executed in connection herewith (collectively, the “Lease Documents”). Each Schedule, incorporating the terms and conditions of this Lease, will constitute a separate instrument of lease. The term of lease with respect to each item of Equipment leased under a Schedule shall commence on the date that an Acceptance Certificate is executed for such item (each, an “Acceptance Certificate”) and continue for the term provided in that Schedule.
2. RENT. Lessee shall pay Lessor (a) the rental installments (“Basic Rent”) as and when specified in each Schedule, without demand, and
(b) all of the other amounts payable in accordance with this Lease, such Schedule and/or any of the other Lease Documents (collectively, the “Rent”). Upon Lessee’s execution of an Acceptance Certificate, the related Schedule shall constitute a non-cancelable net lease, and Lessee’s obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer, manufacturers representative or vendor of the Equipment (the “Suppliers”), or anyone else, for any reason whatsoever (each, an “Abatement”). Lessee agrees that all Rent shall be paid, without the need for further demand, in accordance with Lessor’s or Assignee’s written direction which may from time to time be modified, amended or changed by Lessor or Lessor’s Assignee. Time is of the essence. If any Rent is not paid on the due date as set forth in the respective Schedule or other written instructions received from the Lessor or Lessor’s Assignee, Lessor may collect, and Lessee agrees to pay, interest (accruing at the “Late Charge Rate” specified in the related Schedule) with respect to the amount in arrears (the “Late Charge”). If any such payment is not accepted or returned (“Returned Item”), Lessee shall make the payment by mail, wire transfer or such other method directed by Lessor, together with a return fee for any such Returned Item, in the amount specified in each Equipment Schedule (“Returned Fee”).
3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE. Lessee represents, warrants and agrees that, as of the effective date of this Lease and of the Acceptance Certificate delivered with respect to each Schedule: (a) Lessee has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified under Lessee’s signature and is duly qualified to do business wherever necessary to perform its obligations under the Lease Documents, including each jurisdiction in which the Equipment is or will be located. Lessee’s legal name is as shown in the preamble of this Lease; and Lessee’s Federal Employer Identification Number, and organizational number are all as respectively set forth under Lessee’s signature. Within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing.
(b) The Lease Documents (i) have been duly authorized by all necessary action consistent with Lessee’s form of organization, (ii) do not require the approval of, or giving notice to, any governmental authority, (iii) do not contravene or constitute a default under any applicable law, Lessee’s organizational documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, and (iv) constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof.
(c) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (i) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee (taken as a whole), or (ii) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such Schedule or any of the other Lease Documents. Further, Lessee is not in default under any financial or other material agreement that, either individually, or in the aggregate, would have the same such effect.
(d) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule.
(e) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located.
(f) With respect to any Collateral, Lessee has good title to, rights in, and/or power to transfer all of the same.

(g) The financial statements of Lessee (copies of which have been furnished to Lessor, or made publicly available in accordance with Section 4(a), below) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.
4. FURTHER ASSURANCES AND OTHER COVENANTS. Lessee agrees as follows: (a) Lessee will furnish, at Lessee’s sole cost, Lessor with (i) Lessee’s balance sheet, consolidated statements of income, statements of cash flows, to the extent applicable statutory statements and statements of equity together with all notes to consolidated financial statements (in addition to the balance sheet), prepared in accordance with GAAP, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of Lessee, (ii) Lessee’s quarterly financial report certified by the chief financial officer of Lessee, within sixty (60) days of the close of each fiscal quarter of Lessee, and (iii) all of Lessee’s Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission (“SEC”) within thirty (30) days after the date on which they are filed (by furnishing these SEC forms, or making them publicly available in electronic form, Lessee shall be deemed to have satisfied the requirements of clauses (i), (ii) and (iii)).
(b) Lessee shall obtain and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers), releases and other records, and will take such further action as Lessor may reasonably request in furtherance of Lessor’s rights under any of the Lease Documents. Lessee irrevocably authorizes Lessor to file UCC financing statements (“UCCs”), and other filings with respect to the Equipment or any Collateral, without any additional written authorization from Lessee. Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to this Lease.
(c) Lessee shall provide written notice to Lessor: (i) thirty (30) days prior to any change in Lessee’s name or jurisdiction or form of organization; (ii) promptly upon the occurrence of any Event of Default (as defined in Section 15) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a “Default”); and (iii) promptly upon Lessee becoming aware of any material violation of applicable law relating to the Equipment or this Lease.
5. CONDITIONS PRECEDENT. Lessor’s agreement to purchase and lease any Equipment under a Schedule, is conditioned upon Lessor’s determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (i) evidence as to due compliance with the insurance provisions of Section 11; (ii) if requested, lien searches in the jurisdiction of Lessee’s organization, and wherever else Lessor deems appropriate; (iii) UCCs, real property waivers and all other filings required by Lessor; (iv) a certificate of an appropriate officer of Lessee certifying: (A) resolutions duly authorizing the transactions contemplated in the applicable Lease Documents, (B) the incumbency and signature of the officers of Lessee authorized to execute such documents; and (C) if requested by Lessor, the accuracy and completeness of the attached copies of Lessee’s organizational documents; (v) if requested by Lessor, an opinion of counsel for Lessee as to each of the matters set forth in sub-parts (a) through (c) of Section 3; (vi) the only manually executed original of the Schedule and the Acceptance Certificate, and counterpart originals of all other Lease Documents; (vii) all purchase documents pertaining to the Equipment (collectively, the “Supply Contract”); (viii) if requested by Lessor, good standing certificates from the jurisdiction of Lessee’s organization and the location of the Equipment, and evidence of Lessee’s organizational number; and (ix) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor reasonably may require.
(b) All representations and warranties provided by Lessee in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of the related Acceptance Certificate (Lessee’s execution and delivery of the Acceptance Certificate shall constitute Lessee’s acknowledgment of the same).
(c) There shall be no Default or Event of Default under the Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, as evidenced by the Acceptance Certificate, and shall be in the condition and repair required hereby; and on the effective date of such Acceptance Certificate Lessor shall have received good title to the Equipment described therein, free and clear of any claims, liens, attachments, rights of others and legal processes (“Liens”).
6. ACCEPTANCE UNDER LEASE. Lessor hereby appoints Lessee as Lessor’s agent for the sole purpose of accepting delivery of the Equipment from the Supplier. Upon delivery, Lessee shall inspect and, if conforming to the condition required by the applicable Supply Contract, accept the Equipment and execute and deliver to Lessor an Acceptance Certificate describing such Equipment. The Acceptance Certificate will evidence Lessee’s unconditional and irrevocable acceptance under the Schedule of the Equipment described therein. However, if Lessee fails to accept delivery of any item of the Equipment, or accepts such Equipment but fails to satisfy any or all of the other conditions set forth in Section 5, Lessor shall have no obligation to purchase or lease such Equipment. In such event, Lessor’s rights shall include, among other things, the right to demand that Lessee (a) fully assume all obligations as purchaser of the Equipment, with the effect of causing Lessor to be released from any liability relating thereto,
(b) immediately remit to Lessor an amount sufficient to reimburse it for all advance payments, costs, taxes or other charges paid or incurred with respect to the Equipment (including any of such amounts paid by Lessor to Supplier under the Supply Contract or as a reimbursement to Lessee), together with interest at the Late Charge Rate accruing from the date or dates such amounts were paid by Lessor until indefeasibly repaid by Lessee in full, and
(c) take all other actions necessary to accomplish such assumption.
7. USE AND MAINTENANCE. (a) Lessee shall (i) use the Equipment solely in the continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (ii) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (1) the Supplier’s recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (2) the requirements of all applicable insurance policies, (3) the Supply Contract, so as to preserve all of Lessee’s and Lessor’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (4) all applicable laws, and (5) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee’s full compliance with the terms hereof; (iii) not change the location of any Equipment as specified in the Schedule without the prior written consent of Lessor which shall not be unreasonably withheld. To the extent such Equipment constitutes rolling stock,

Lessee shall provide written notice only to the extent the location of the principal garage or jurisdiction of titling of any Equipment is changed. (iv) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property; and (v) if requested by Lessor, cause each principal item of the Equipment to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words “Owner and Lessor,” or other appropriate words designated by Lessor on labels furnished by Lessor.
(b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all Liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. Title to all such parts, modifications and additions to the Equipment shall immediately vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally installed with the Equipment or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease, or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had with or without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor, except to improve the performance of the equipment, or compensate or correct for any deficiencies in the equipment causing performance issues.
(c) Upon three business day’s notice, Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required.
8. DISCLAIMER; QUIET ENJOYMENT. THE EQUIPMENT IS LEASED HEREUNDER “AS IS, WHERE IS”. LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT, (EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION , OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor’s disclaimer; and Lessor’s agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor’s rights, if any, under any warranty of Supplier with respect to the Equipment. Lessee’s exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the term of the related Schedule. Lessee shall not attempt to enforce any such warranty by legal proceeding without Lessor’s prior written approval, which shall not be unreasonably withheld. Lessor warrants that during the term of each Schedule, so long as no Event of Default has occurred, Lessee’s possession and use of the Equipment leased thereunder shall not be interfered with by Lessor or anyone rightfully claiming an interest through Lessor. THE PRECEDING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES BY LESSOR, WHETHER WRITTEN, ORAL OR IMPLIED, WITH RESPECT TO THIS LEASE OR THE EQUIPMENT. ANY ACTUAL OR PURPORTED BREACH OF THIS WARRANTY SHALL NOT GIVE RISE TO ANY ABATEMENT, BUT LESSEE MAY BRING A DIRECT CAUSE OF ACTION AGAINST LESSOR FOR ANY ACTUAL DAMAGES DIRECTLY RESULTING FROM ANY SUCH BREACH.
9. FEES AND TAXES. Lessee agrees : (a) (i) unless not permitted by law, Lessor shall file directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment or this Lease, and (ii) if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (iii) to pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities,
(b) (i) to pay when due and to defend and (ii) indemnify Lessor, on a net after-tax basis, against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, value added and other taxes or other charges or fees now or hereafter imposed by any governmental body or agency upon the Equipment or with respect to manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor). Lessor agrees to cooperate fully with Lessee in any such contest challenge or appeal, and Lessee agrees to promptly indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation,
(c) to indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in (a) and (b) above (the items referred to in (a), (b), and (c) above being referred to herein as “Impositions”). Any Impositions which are not paid when due and which are paid by Lessor shall, at Lessor’s option, become immediately due from Lessee to Lessor. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith by appropriate proceedings as provided for above, Lessor may, at its option, make such payment, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee’s failure), plus interest thereon at the Late Charge Rate, shall be paid by Lessee to Lessor with the next periodic payment of Rent. In addition, Lessee shall pay, indemnify Lessor for, and hold Lessor harmless on a net after-tax basis from and against, any Imposition on or measured by the net income of Lessor imposed against Lessor by any local or foreign government or other local or foreign taxing authority if and to the extent that Lessor would not have incurred such Imposition but for the operation or presence of the Equipment within the jurisdiction imposing it. Lessee’s obligations under this Section shall survive any expiration, cancellation or other termination of this Lease, and

(d) As used herein, the term “Lessor” shall mean and include Lessor and the consolidated federal taxpayer group of which Lessor is a member.
10. TITLE; GRANTING CLAUSE. (a) Lessee and Lessor intend that (i) each Schedule, incorporating by reference the terms of this Lease, constitutes a true “lease” and a “finance lease” as such terms are defined in Article 2A and not a sale or retention of a security interest; and (ii) Lessor is and shall remain the owner of each item of Equipment (unless sold by Lessor pursuant to any Lease Document), and Lessee shall not acquire any right, title or interest in or to such Equipment except the right to use it in accordance with the terms of the related Schedule; as such, throughout the term of this Lease, Lessee agrees to report the transaction as a lease for federal income tax purpose.
(b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents, Lessee hereby collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee’s right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; the "Collateral”): (i) (if contrary to the parties’ intentions a court determines that such Schedule is not a true “lease” under the UCC) the Equipment described in such Schedule or otherwise covered thereby, and all additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier; (ii) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and any and all substitutions, replacements or exchanges for any such item of Equipment or other collateral, in each such case in which Lessee shall from time to time acquire an interest; and (iii) any and all insurance and/or other proceeds of the property and other collateral in and against which a security interest is granted hereunder. The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of each Schedule until such time as Lessee’s obligations thereunder and under the other Lease Documents are fully and indefeasibly discharged.
(c) If contrary to the parties’ intentions a court determines that any Schedule is not a true “lease”, the parties agree that in such event Lessee agrees that: (i) with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of a Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (ii) any obligation to pay Basic Rent or any Other Payment, to the extent constituting the payment of interest, shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts.
11. INSURANCE. Upon acceptance under a Schedule, until the Equipment is returned to, and received and accepted by Lessor in accordance with this Lease, Lessee shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including, but not limited to, loss or damage due to fire and all those risks normally included in extended coverage, malicious mischief and vandalism, on an agreed-value basis for not less than the greater of (i) the then Stipulated Loss Value (as determined pursuant to Section 12) or (ii) the full replacement value of the Equipment; and
(b) any commercial liability, either alleged or actual, direct or vicarious, arising out of or in connection with the use, possession, or ownership of the Equipment, including, but not limited to, both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Schedule. All insurance policies (including endorsements) providing the insurance required herein shall (i) be in form and amount reasonably satisfactory to Lessor, and written by insurers of recognized reputation and responsibility satisfactory to Lessor (at a minimum such insurer shall carry a current Financial Strength Rating by A.M. Best Company of at least “A” for a general policyholder and a Financial Size Category financial rating as determined by A.M. Best Company of “XI” or greater), (ii) be endorsed to name Lessor as an additional insured for liability coverage and primary loss payee for physical damage coverage (but without responsibility for premiums), (iii) provide that any amount payable under the required casualty coverage shall be paid directly to Lessor as sole loss payee, (iv) provide for thirty (30) days’ written notice by such insurer of cancellation, material change, or non-renewal, (v) include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, (vi) waive any right of set-off against Lessee or Lessor, and any rights of subrogation against Lessor, (vii) provide that with respect to the interests of Lessor in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other person operating or in possession of the Equipment regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Lessee or any other person operating or in possession of the Equipment, and (viii) be primary with respect to any insurance maintained by Lessor, not subject to any co-insurance clause and shall be without right of contribution from any other insurance. All insurance proceeds payable under the requisite policies shall be payable in U.S. Dollars, with a deductible, if applicable, in an aggregate amount not greater than the amount set forth in the applicable Schedule. Lessee shall cause to be provided to Lessor, not less than thirty (30) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Lessee agrees that it shall obtain and maintain such other coverages (including pollution coverage), or cause adjustments to be made to the scope, amount or other aspects of the existing coverages, promptly upon Lessor’s request, as and when Lessor, in its sole discretion, deems such additional coverages or modifications to be appropriate due to, among other things, any changes in applicable law, prudent industry practices, Lessee’s anticipated use of the Equipment or other circumstances deemed pertinent by Lessor. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of Section 12 hereof.
(c) At all times during which insurance coverage is required under this Section or applicable Schedule, Lessee shall provide to Lessor a valid Certificate of Insurance which describes the Equipment insured, clearly evidences the insurance coverage and policy limits required either by this Section and / or the applicable Schedule.
12. LOSS AND DAMAGE. (a) At all times until the Equipment is returned to and accepted by Lessor in accordance with this Lease, Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Lease Document in any such event.
(b) Lessee shall provide prompt written notice to Lessor of any Total Loss or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges.
(c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease.
(d) A “Total Loss” shall be deemed to have occurred to an item of Equipment upon: (i) the actual or constructive total loss of any item of the Equipment, (ii) the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or (iii) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority.
(e) On the next rent payment date following a Total Loss (a “Loss Payment Date”), Lessee shall pay to Lessor the Basic Rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred (the “Lost Equipment”), together with any Other Payments due hereunder with respect to the Lost Equipment. Upon making such payment, (i) Lessee’s obligation to pay future Basic Rent shall terminate solely with respect to the items of Lost Equipment so paid for, but Lessee shall remain liable for, and pay as and when due, all Other Payments, and (ii) Lessor shall convey to Lessee all of Lessor’s right, title and interest in the Lost Equipment, “AS IS WHERE IS”, but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. As used in this Lease, “Stipulated Loss Value” shall mean the product of the Total Invoice Cost of the Lost Equipment, times the percentage factor applicable to the Loss Payment Date, as set forth on the schedule of Stipulated Loss Values attached to such Schedule. After the final rent payment date of the original term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last rent payment date during the applicable term of such Schedule, and the applicable percentage factor shall be the last percentage factor set forth on the schedule of Stipulated Loss Values attached to such Schedule.
(f) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage.
(g) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (i) if received pursuant to a Total Loss, remit such proceeds to Lessee up to an amount equal to the amount paid by Lessee to Lessor as the Stipulated Loss Value, or credit such proceeds against any amounts owed by Lessee pursuant to Section 12(e), or (ii) if received with respect to repairs made pursuant to Section 12(c), remit such proceeds to Lessee up to an amount equal to the amount of the costs of repair actually incurred by Lessee, as established to Lessor’s satisfaction. Any excess insurance proceeds shall be returned to Lessee, so long as no Default has occurred and is continuing.
13. REDELIVERY. With respect to each Schedule, unless otherwise provided in this Lease, Lessee agrees that (a) it shall provide Lessor with written notice of the scheduled expiration of the then existing term of lease with respect to such Schedule, and Lessee’s assurance that the Equipment leased thereunder shall be redelivered to Lessor in accordance with the provisions of this Lease (including any Rider) (the “Return Notice”);
(b) such Return Notice shall be delivered to Lessor at least one hundred eighty (180) days, but no more than three hundred sixty (360) days, prior to such expiration date; and
(c) if Lessee fails to deliver such Return Notice to Lessor, at Lessor’s sole option, as evidenced by Lessor’s written acknowledgment thereof, Lessee shall be deemed to have renewed such Schedule for a term of six (6) months commencing on the day next succeeding such expiration date, with rentals payable in the same amount and manner as is in the Basic Rent payable during the then expiring term; provided, however that Lessor may elect to terminate such extension at any time upon ten (10) days written notice to Lessee. During such extension period, the terms and conditions of this Lease (including, without limitation, the provisions of this Section) and the related Schedule shall continue to be applicable. Solely for purposes of this Section 13, any such extension shall be deemed a renewal of the term of such Schedule.
(d) Upon the expiration or earlier cancellation or termination of any Schedule, Lessee shall return the Equipment to Lessor, (i) in the same condition as when delivered to Lessee under the related Schedule, ordinary wear and tear resulting from proper use excepted, (ii) in such operating condition as is capable of performing its originally intended use, (iii) having been used, operated, serviced and repaired in accordance and otherwise complying with Section 7 hereof, (iv) free and clear of all Liens whatsoever, and (v) to such place(s) within the continental United States as Lessor shall specify.
(e) Lessee shall also deliver all related records and other data to Lessor, including all records of maintenance, modifications, additions and major repairs, and any maintenance and repair manuals (collectively, the “Records”). All manuals or other documents delivered to Lessor that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document.
(f) In addition to Lessor’s other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place any item of Equipment in the condition required in this Section, Lessee shall (i) continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such item of Equipment, for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs, and (ii) pay to Lessor an amount equal to the aggregate cost of any such repairs. Lessor’s acceptance of such rent on account of such delay or repair does not constitute an extension or renewal of the term of the related Schedule or a waiver of Lessor’s right to prompt return of the Equipment in proper condition. Such amount shall be payable upon the earlier of Lessor’s demand or the return of the Equipment in accordance with this Lease.
(g) Not more than forty-five (45) days prior to the expiration of any Schedule, upon the written request of Lessor, Lessee shall certify to Lessor that all of the Equipment is in the condition required by this Lease, or indicate what maintenance or repair is needed to bring the Equipment, or any item, to the specified condition. Upon Lessor’s request, Lessee shall confirm to Lessor the location of the Equipment and shall, at any reasonable time and from time to time, upon reasonable prior written notice to Lessee, make the Equipment and/or the Records available to Lessor for inspection. Lessee shall reimburse Lessor for the cost of such inspection within ten (10) days of demand. If the results of such inspection indicate that any item of Equipment has not been maintained or returned in accordance with the provisions of this Lease, in addition to all other Rent due under the Lease, Lessee shall pay to Lessor within ten (10) days of demand, as liquidated damages, the estimated cost of servicing or repairing any such non-complying item. Such amount shall be determined by Lessor’s obtaining two quotes for such service or repair work and taking their average. Lessee shall bear the cost, if any, incurred by Lessor in obtaining such quotes.
(h) Without limiting any other terms or conditions of this Lease, the provisions of this Section are of the essence of each Schedule, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee’s specific performance of its agreements in this Section.
14. INDEMNITY. Lessee shall indemnify, defend and keep harmless Lessor, and any Assignee (as defined in Section 17), and their respective parent corporations, affiliates, shareholders, officers, directors, administrators, managers, agents, employees, servants successors and assigns (each, an “Indemnitee”), from and against any and all Claims (other than such as may directly and proximately result from the actual, but not imputed, gross negligence or willful misconduct of such Indemnitee), by paying, on a net after-tax basis, or otherwise discharging same, when and as such

Claims shall become due. Lessee agrees that the indemnity provided for in this Section includes the agreement by Lessee to indemnify each Indemnitee from the consequences of each Indemnitee’s own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify each such Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (i) no Default or Event of Default has occurred and is then continuing, and no action or inaction by Lessee has occurred which will result in a Default or Event of Default with the passage of time, (ii) Lessee confirms, in writing, its unconditional and irrevocable commitment to defend, fully indemnify and hold harmless each Indemnitee with respect to such Claim, (iii) Lessee is financially capable of satisfying its obligations under this Section, (iv) Lessee agrees to reimburse Lessor for all legal expenses paid for or incurred by Lessor related to any given Claim, and (v) Lessee agrees in writing to provide status reports regarding the Claim to Lessor, Lessor’s counsel and Lessor’s insurance adjuster as requested by Lessor, until such time as the Claim has been fully resolved or Lessor has been dismissed from the Claim with prejudice. The term “Claims”, as used herein, shall mean all claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys’ fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (a) any Lease Document, including the performance, breach (including any Default or Event of Default) or enforcement of any of the terms thereof, or (b) the Equipment, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any hazardous substances, or the premises at which the Equipment may be located from time to time, or
(c) the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession of any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used, possessed or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, including, Claims involving or alleging environmental damage, or any criminal or terrorist act, or for whatever other reason whatsoever. If any Claim is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder. Lessee acknowledges and agrees that any resolution of any Claim shall include a complete written release of all Indemnitees from any and all liability arising from or as a result of said Claim.
15. DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an “Event of Default”): (a) Lessee shall fail to make any payment of Rent hereunder or under an Equipment Schedule within ten (10) days after the same shall have become due (in good, collected and indefeasible funds);
(b) failure to maintain, use or operate the Equipment in compliance with applicable law;
(c) failure to obtain, maintain and comply with all of the insurance coverages required under this Lease;
(d) any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Lease;
(e) failure to return the Equipment to Lessor on the date and in the manner required by this Lease;
(f) a payment or other uncured default, after any applicable grace period, by Lessee under any loan, lease, guaranty or other financial obligation to Lessor or its affiliates, including but not limited to SunTrust Bank, which default entitles the other party to exercise remedies;
(g) a payment default by Lessee under any material loan, lease, guaranty or other material financial obligation in excess of $5,000,000.00 to any third party which default entitles the other party to such obligation to exercise remedies;
(h) a material inaccuracy in any representation or breach of warranty by Lessee (including any false or misleading representation or warranty) in any financial statement or Lease Document, including any omission of any substantial contingent or unliquidated material liability or material Claim against Lessee;
(i) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding;
(j) the failure by Lessee generally to pay its debts as they become due or its admission in writing of its inability to pay the same;
(k) Lessee shall (i) enter into any transaction of merger or consolidation, unless Lessee shall be the surviving corporation; (such actions being referred to as an “Event”), and the surviving entity is organized and existing under the laws of the United States or any state, and not less than sixty (60) days prior to such Event: (A) the surviving corporation executes and delivers to Lessor (1) an agreement satisfactory to Lessor, in its sole discretion, containing such surviving corporation’s full and total assumption, and its agreement to pay, perform, comply with and otherwise be liable for, pursuant to the terms and conditions of the Lease, all of Lessee’s obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents, and (2) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lessor; and (B) Lessor, in its sole descretion, is satisfied as to the creditworthiness of such surviving corporation , and as to such surviving corporation’s conformance to the other standard criteria then used by Lessor when approving transactions similar to the transactions contemplated in this Lease; (ii) cease to do business as a going concern, liquidate, or dissolve; (iii) sell, transfer, or otherwise dispose of all or substantially all of its assets or property, or enter into a leveraged buyout of all or substantially all of its assets or property; (iv) change the form of organization of its business; (v) if privately owned, permit any substantial change in the ownership or control of its capital stock or membership interests such that less than 50% of such equity interest remain with the holder(s) of such equity interests as of the date of this Lease; or (vi) make any change, without the prior written consent of the Lessor, such that PowerSecure International, Inc. is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or no longer registered under Section 12 of the Securities Act of 1933, as amended, if it was so subject or registered as of the date of this Lease, unless after giving effect to such change, PowerSecure International, Inc.’s consolidated Debt to Tangible Net Worth does not equal or exceeds twice the ratio of PowerSecure International, Inc.’s Debt to Tangible Net Worth as of the date of this Lease. As used herein, “Debt” shall mean Lessee’s total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet; and "Tangible Net Worth” shall mean Shareholders’ Equity of PowerSecure International, Inc. minus Intangible Assets of PowerSecure International, Inc. “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs; provided, however, Intangible Assets shall not include deferred income taxes, prepaid expenses and PowerSecure International, Inc.’s investment in unconsolidated Affiliates. Accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.
(l) failure to satisfy the requirements of any financial covenants set forth herein, or in any Rider to this Lease or any Schedule;
(m) failure by Lessee to notify Lessor of any Default or Event of Default within ten (10) business days of its occurrence; or
(n) breach by Lessee of any other covenant, condition or agreement (other than those in items (a)-(n) under this Lease or any of the other Lease Documents that continues for thirty (30) days after Lessor’s written notice to Lessee (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period).
16. REMEDIES. (a) If an Event of Default occurs with respect to any Schedule, the Lessor thereunder may (in its sole discretion) declare this Lease and any Schedule to be in default and exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessee is then a party: (i) proceed at law or in equity, to enforce specifically Lessee’s performance or to recover damages; (ii) declare each such Schedule in default, and cancel each such Schedule or otherwise terminate Lessee’s right to use the Equipment and Lessee’s other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of this Lease; (iii) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise, without liability; (iv) use Lessee’s premises for storage without liability or cost; (v) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (vi) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Lessor; (vii) demand and recover from Lessee all Liquidated Damages and all other payments whenever the same shall be due; and (viii) exercise any and all other remedies allowed by applicable law, including the UCC.
     (b) “Liquidated Damages” shall mean the liquidated damages (all of which, Lessee hereby acknowledges, are damages to be paid in lieu of future Basic Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in parts (i) or (ii) below, depending upon the recovery and disposition of the Equipment leased under the applicable Schedule.
          (i) If Lessor recovers the Equipment and disposes of it by a lease or elects not to dispose of the Equipment, an amount equal to the sum of (A) any accrued and unpaid Rent as of the date Lessor recovers possession of the Equipment, plus (B) the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, minus (C) either, as applicable, (1) the present value, as of the commencement date of any substantially similar re-lease of the Equipment, of the re-lease rent payable for that period, commencing on such date, which is comparable to the then remaining term of such Schedule or (2) the present value, as of that certain date which may be determined by taking into account Lessor’s having a reasonable opportunity to remarket the Equipment, of the “market rent” for such Equipment (as computed pursuant to Article 2A) in the continental United States on that date, computed for that period, commencing on such date, which is comparable to the then remaining term of such Schedule; provided, however, Lessee acknowledges that if Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price and pursuant to other reasonable terms, or the circumstances reasonably indicate that such an effort will be unavailing, the “market rent” in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Equipment, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of Article 2A. Any amounts discounted to present value, shall be discounted at the Federal Reserve H.15 Statistical Release interpolated to the nearest month and proximate closest to the term of the Lease, that was in effect on the Commencement Date.
          (ii) If Lessee fails to return the Equipment in the manner and condition required by this Lease, or Lessor recovers and sells the Equipment, an amount calculated as the sum of the greater of either (A) the Stipulated Loss Value of the Equipment (determined as of the next rent payment date after the date of the occurrence of the subject Event of Default), together with all other Rent due with respect to the related Schedule as of such determination date, less a credit for any net disposition proceeds, if applicable pursuant to the application provisions in the next sentence, or (B) all sums due and to become due under such Equipment Schedule for the full term there of (including any tax indemnities becoming due as a result of the Default, and any mandatory purchase or renewal options which Lessee has contracted to pay) (provided that all sums becoming due after the occurrence of such Default shall be discounted to present value as of the date of payment by Lessee). If Lessor demands the liquidated damages under this part (ii), and recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule, first, to pay all Enforcement Costs (defined in Section 16(c)), second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the liquidated damage amounts specified in this part (ii), to the extent not previously paid, third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Late Charge Rate, from and after the date the same becomes due, through the date of payment, and fourth, (1) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (2) if such Lessor is not the Lessor under any other Schedule, or if Lessee’s obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as liquidated damages pursuant to this part (ii).
     (c) A cancellation of any Schedule shall occur only upon written notice by Lessor to Lessee. Unless already specifically provided for in Section 16(b), Lessee shall also be liable for all of the following (“Enforcement Costs”): (i) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (ii) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor’s rights or remedies, including all reasonable expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers’ fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. Late Charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by Lessee upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition, (iv) if Lessor purchases any of the Equipment or Collateral at a public or private sale pursuant hereto, Lessor may pay for the same by crediting some or all of Lessee’s obligations under any Schedule, and (v) Lessee shall remain responsible for any deficiency remaining after Lessor and application of any funds or credits against Lessee’s obligations under any Schedule, and Lessor shall retain any excess after such application.
17. ASSIGNMENT. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST OR ANY COLLATERAL, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. Without limiting the foregoing, (i) Lessee may not attempt to dispose of any of the Equipment, and (ii) Lessee shall (A) maintain the Equipment free from all Liens, other than Permitted Liens, (B) notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment, and (C) defend Lessor’s title to the Equipment. A “Permitted Lien” shall mean any Lien for Impositions, Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Lessee in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Lessor’s sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Lessor. No disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Schedule and all of the other Lease Documents.
(b) Lessor may, with written consent of Lessee which shall not be unreasonably withheld, grant a security interest in, sell, assign, delegate or otherwise transfer (an “Assignment”) all or any part of its interest in the Equipment, this Lease or any Schedule and any related Lease Documents or any Rent thereunder, or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an “Assignee”). Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor’s obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule and other Lease Documents directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor’s right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to “Lessor” shall include such Assignee.
(c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee’s and Lessor’s respective successors and assigns.
18. MISCELLANEOUS. (a) This Lease, each Schedule, any Riders hereto or thereto and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties.
(b) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(c) The representations, warranties and agreements of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Schedule and any other Lease Documents. With respect to each Schedule, the obligations of Lessee under Sections 8, 9, 10, 12, 13 and 14 hereof, together with any of Lessee’s obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof.
(d) All of Lessee’s obligations hereunder and under any Schedule shall be performed at Lessee’s sole expense. Lessee shall reimburse Lessor promptly upon demand for all expenses incurred by Lessor in connection with (i) any action taken by Lessor at Lessee’s request, or in connection with any option, (ii) the filing or recording of real property waivers and UCCs, (iii) any Enforcement Costs not recovered pursuant to Section 16, (iv) all inspections, (v) all lien search reports (and copies of filings) requested by Lessor, and (vi) upon entering into each Schedule, pay to Lessor documentation fees in the amount as set forth in Section 3 of such Schedule. If Lessee fails to perform any of its obligations with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to affect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. Lessor’s effecting such compliance shall not be a waiver of Lessee’s default. All amounts payable under this Section, if not paid when due, shall be paid to Lessor together with interest thereon at the Late Charge Rate.
(e) Lessee irrevocably appoints Lessor as Lessee’s attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Lease, but only to the extent that the same relates to the Equipment.
(f) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE.
(g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.
(h) This Lease and all of the other Lease Documents shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Maryland (the "State”), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee’s signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State.
(i) This Lease and all of the other Lease Documents may be executed in counterparts. The transfer or possession of the “Original” of this Lease shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Schedule; provided, however, no security interest in any Schedule may be created through the transfer, possession or control, as applicable, of any counterpart of such Schedule other than the original thereof, which shall be identified as the document or record (as applicable) marked “Original” and all other counterparts shall be marked "Duplicate”.
(j) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, Lessor shall not be required to pay such amount, if any Default has occurred and not been cured or any Event of Default shall have occurred and not been waived by Lessor. In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if a Default or Event of Default has then occurred and is continuing.
(k) To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor’s withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor’s withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor’s discretion), in (A) an impairment of Lessor’s rights, title or interests hereunder or under any Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims or Impositions, or (ii) Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities required by Lessor as a condition to such consent.
19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Schedules have the following meanings: (1) “applicable law” or “law”: any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (2) “business day”: any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor’s notice address; (3) “UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code; (4) “governmental authority”: any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (5) “person”: any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor; and (6) “AS IS, WHERE IS”: AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever,.
(b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) “herein,” “hereof,” “hereunder,” etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) “including”: means including without limitation unless such term is followed by the words “and limited to,” or similar words; and (3) “or”: at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to an applicable law shall also mean such law as amended, superseded or replaced from time to time.
20. USA PATRIOT ACT COMPLIANCE NOTIFICATION. Along with all other U.S. Financial institutions, we began complying with Section 326 of the USA Patriot Act effective October 1, 2003. Designed to assist the government in preventing the funding of terrorist and money laundering activities, this section of the Act requires us to know the business entities that are new to SUNTRUST EQUIPMENT FINANCE & LEASING CORP.. To accomplish this we will obtain, verify and record information that identifies business entities that open new accounts with us.
What this means to you: when you open your account with us for your business, we will ask you for business name, physical address, taxpayer identification number and other information that will allow us to verify your company’s identity. The information requested may include documents, such as Articles of Incorporation or a Partnership Agreement which will verify the identifying information you are giving us.
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     IN WITNESS WHEREOF, the parties hereto have caused this Equipment Lease Agreement to be duly executed, under seal, as of the day and year first above set forth.

SUNTRUST EQUIPMENT FINANCE & LEASING CORP.			POWERSECURE, INC.
Lessor			Lessee

By:	[SEAL]		By:	[SEAL]
	Name:			Name:
	Title:			Title:
	Address:	300 East Joppa Road		Address:
7th Floor
Towson, Maryland 21286

	Attn:	President		Attn:
	Fax:			Fax:

Form of Organization:
Jurisdiction of Organization:
Organizational No.
Federal Employer Identification No.
THE ONE AND ONLY ORIGINAL OF THIS EQUIPMENT LEASE AGREEMENT IS MARKED “ORIGINAL” AT THE TOP OF THE PAGE AND SHALL CONSTITUTE THE ONLY CHATTEL PAPER ORIGINAL FOR THE PURPOSES OF ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. EACH OTHER SIGNED VERSION IS MARKED “DUPLICATE”.